Exhibit 99.1

Unaudited pro forma condensed consolidated financial information

The unaudited pro forma condensed consolidated statements of income for Universal Health Realty Income Trust (“UHT”) and the Lake Pointe Medical Arts Building and Forney Medical Plaza medical office buildings (collectively the “MOBs”) for the twelve months ended December 31, 2010 and the three-month period ended March 31, 2011, give effect to UHT’s acquisition of the MOBs, as if they had occurred on January 1, 2010. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 gives effect to the acquisitions of the MOBs as if they had occurred on March 31, 2011.

The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial information for illustrative purposes. The actual results reported in periods following the acquisition of the MOBs may differ significantly from that reflected in these pro forma financial statements for a number of reasons, including, but not limited to, differences between the assumed versus actual interest rates applicable to the funds borrowed to finance the acquisition of the MOBs. In addition, no adjustments have been made for non-recurring fees and expenses related to the acquisition of the MOBs in the pro forma statements of income. As a result, the pro forma information does not purport to be indicative of what the financial condition or results of operations would have been had the acquisition of the MOBs been completed on the applicable dates of this pro forma financial information. The pro forma financial statements are based upon the historical financial statements of UHT and the MOBs and do not purport to project the future financial condition and results of operations after giving effect to the acquisition of the MOBs.

The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages. The pro forma adjustments are based on assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed of the MOBs based on preliminary estimates of fair value. The final purchase price and the allocation thereof may differ from that reflected in the pro forma financial statements after final valuation procedures are performed and amounts are finalized.

The following unaudited pro forma condensed consolidated financial information is derived from the historical financial statements of UHT and the MOBs and has been prepared to illustrate the effects of the acquisition of the MOBs. The pro forma financial information should be read in conjunction with the historical financial statements and the accompanying notes of UHT and the MOBs.

Universal Health Realty Income Trust

Unaudited Pro Forma Consolidated Balance Sheet

March 31, 2011

(dollar amounts in thousands)

	UHT	Acquired MOBs and Pro Forma Adjustments		Combined Pro Forma
Assets:
Real Estate Investments:
Buildings and improvements	$180,953	$21,098	(A)	$202,051
Accumulated depreciation	(76,115)	—		(76,115)

	104,838	21,098		125,936
Land	19,190	1,967	(A)	21,157

Net Real Estate Investments	124,028	23,065		147,093

Investments in and advances to limited liability companies (“LLCs”)	87,537	—		87,537
Other Assets:
Cash and cash equivalents	964	—		964
Base and bonus rent receivable from Universal Health Services, Inc.	2,120	—		2,120
Rent receivable—other	974	—		974
Deferred charges, notes receivable and intangible and other assets, net	6,063	4,135	(A)	10,198

Total Assets	$221,686	$27,200		$248,886

Liabilities:
Line of credit borrowings	$62,000	$26,255	(B)	$88,255
Mortgage notes payable, non-recourse to UHT	8,358	—		8,358
Loans payable of consolidated LLC,				—
non-recourse to UHT	6,539	—		6,539
Accrued interest	94	—		94
Accrued expenses and other liabilities	1,955	756	(C)	2,711
Tenant reserves, escrows, deposits and prepaid rents	635	240	(C)	875

Total Liabilities	79,581	27,251		106,832

Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	—	—		—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2011—12,654,642 2010 -12,653,169	127	—		127
Capital in excess of par value	213,342	—		213,342
Cumulative net income	377,732	(51	) (A)	377,681
Cumulative dividends	(449,182)	—		(449,182)

Total UHT Shareholders’ Equity	142,019	(51)		141,968
Non-controlling equity interest	86	—		86

Total Equity	142,105	(51)		142,054

Total Liabilities and Equity	$221,686	$27,200		$248,886

See accompanying notes to unaudited pro forma condensed combined financial statements.

Universal Health Realty Income Trust

Unaudited Pro Forma Consolidated Statements of Income

For the Three Months Ended March 31, 2011

(dollar amounts in thousands)

	UHT	Acquired MOBs and Pro Forma Adjustments		Combined Pro Forma
Revenues:
Base Rental—UHS facilities	$3,261	—		$3,261
Base Rental—Non-related parties	1,987	706	(D)	2,693
Bonus Rental—UHS facilities	1,112	—		1,112
Tenant reimbursements and other—Non-related parties	306	87	(D)	393
Tenant reimbursements and other—UHS facilities	10	—		10

	6,676	793		7,469

Expenses:
Depreciation and amortization	1,503	330	(E)	1,833
Advisory fees to UHS	471	44	(F)	515
Other operating expenses	971	312	(D)	1,283

	2,945	686		3,631

Income before equity in income of unconsolidated limited liability companies (“LLCs”) and interest expense	3,731	107		3,838
Equity in income of LLCs	775	—		775
Interest expense, net	(378)	(57	) (G)	(435)

Net Income	$4,128	$50		$4,178

Basic earnings per share	$0.33			$0.33

Diluted earnings per share	$0.33			$0.33

Weighted average number of shares outstanding—Basic	12,638			12,638
Weighted average number of share equivalents	4			4

Weighted average number of shares and equivalents outstanding—Diluted	12,642			12,642

See accompanying notes to unaudited pro forma condensed combined financial statements.

Universal Health Realty Income Trust

Unaudited Pro Forma Consolidated Statements of Income

For the Year Ended December 31, 2010

(dollar amounts in thousands)

	UHT	Acquired MOBs and Pro Forma Adjustments		Combined Pro Forma
Revenues:
Base Rental—UHS facilities	$13,142	—		$13,142
Base Rental—Non-related parties	9,528	2,665	(D)	12,193
Bonus Rental—UHS facilities	4,097	—		4,097
Tenant reimbursements and other—Non-related parties	2,004	301	(D)	2,305
Tenant reimbursements and other—UHS facilities	107	—		107

	28,878	2,966		31,844

Expenses:
Depreciation and amortization	6,286	1,319	(E)	7,605
Advisory fees to UHS	1,852	177	(F)	2,029
Other operating expenses	5,439	1,192	(D)	6,631

	13,577	2,688		16,265

Income before equity in income of unconsolidated limited liability companies (“LLCs”) and interest expense	15,301	278		15,579
Equity in income of LLCs	2,948	—		2,948
Interest expense, net	(1,939)	(248	) (G)	(2,187)

Net Income	$16,310	$30		$16,340

Basic earnings per share	$1.33			$1.33

Diluted earnings per share	$1.33			$1.33

Weighted average number of shares outstanding—Basic	12,259			12,259
Weighted average number of share equivalents	3			3

Weighted average number of shares and equivalents outstanding—Diluted	12,262			12,262

See accompanying notes to unaudited pro forma condensed combined financial statements.

Notes to unaudited pro forma condensed consolidated financial statements

Note 1—Basis of presentation

The unaudited pro forma condensed consolidated financial statements were prepared using the acquisition method of accounting under existing U.S. GAAP standards and are based on UHT’s historical consolidated financial statements and the financial statements of the recently acquired Lake Pointe Medical Arts Building and Forney Medical Plaza medical office buildings (collectively the “MOBs”) for the year ended December 31, 2010 and the three-month period ended March 31, 2011.

The unaudited pro forma condensed consolidated statements of income for UHT and the acquired MOBs for the year ended December 31, 2010 and the three-month period ended March 31, 2011 give effect to UHT’s acquisition of the MOBs as if they had occurred on January 1, 2010. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 gives effect to the acquisition of the MOBs as if they had occurred on March 31, 2011.

We prepared the unaudited pro forma condensed consolidated financial information using the acquisition method of accounting, which is based upon Accounting Standards Codification (“ASC”) 805, Business Combinations, the Financial Accounting Standard Board’s (“FASB”) standard related to business combinations. The business combination standard incorporates the FASB standard related to fair value measurement concepts. We have adopted both FASB standards related to business combinations and fair value measurements as required.

The FASB standard issued related to business combinations requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the standard establishes that the consideration transferred be measured at the closing date of the acquisition at the then-current market price.

ASC 820, Fair Value Measurements and Disclosures, the FASB’s standards related to fair value measurements, define the term “fair value” and set forth the valuation requirements for any asset or liability measured at fair value, expand related disclosure requirements and specify a hierarchy of valuation techniques based on the nature of inputs used to develop the fair value measures. Fair value is defined in the standard as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The assumptions and related pro forma adjustments described below have been developed based on assumptions and adjustments, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from the MOBs based on preliminary estimates of fair value. The final purchase price allocation may differ from that reflected in the pro forma financial statements after final valuation procedures are performed and amounts are finalized.

The unaudited pro forma condensed consolidated financial statements are preliminary, are provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations or consolidated financial position would have been had the acquisition of the MOBs occurred on the dates assumed, nor are they indicative of our future consolidated results of operations or financial position. The actual results reported in periods following the acquisition of the MOBs may differ significantly from those reflected in these pro forma financial statements for a number of reasons, including, but not limited to, differences between the assumed versus actual interest rates applicable to the funds borrowed to finance the acquisition of the MOBs. In addition, no adjustments have been made to the condensed consolidated statements of income for non-recurring acquisition-related fees and expenses. As a result, the pro forma information does not purport to be indicative of what the financial condition or results of operations would have been had the acquisition of the MOBs been completed on the applicable dates of this pro forma financial information. The pro forma financial statements are based upon the historical financial statements of UHT and the MOBs and do not purport to project the future financial condition and results of operations after giving effect to the acquisition of the MOBs.

Note 2—Preliminary purchase price

We will allocate the purchase price paid by us for the acquired MOBs to the fair value of the assets acquired and liabilities assumed. The allocation of the purchase price to acquired assets as indicated below is based on preliminary fair value estimates and is subject to final management analyses. The actual amounts recorded when the analyses are complete may differ materially from the pro forma amounts presented as follows (in thousands):

Land	$1,967
Buildings and improvements	21,098
Intangible assets	4,135

Purchase price before assumed liabilities and closing costs	27,200
Assumed liabilities	(996)
Closing costs	51

Net purchase price paid	$26,255

Note 3—Unaudited pro forma adjustments

Unaudited pro forma condensed consolidated balance sheet as of March 31, 2011

(A) Land, buildings and improvements, intangible assets:

Adjustments to record the fair value estimates of the tangible and intangible assets of the acquired MOBs. Acquired intangibles represent the difference between the property valued with existing in-place leases and the property valued as if vacant. The value of the acquired intangibles will be amortized over the lease terms (remaining weighted average of 6.4 years). Allocations are preliminary and subject to change.

(B) Line of credit borrowings:

The $26.3 million of cash required to fund the acquisition of the MOBs was generated utilizing borrowings made pursuant to our previously-existing $100 million revolving credit agreement.

(C) Accrued expenses and other liabilities and tenant reserves, escrows, deposits and prepaid rents:

Adjustments to record the liabilities assumed in connection with the acquired MOBs.

Unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2010 and three-month periods ended March 31, 2011

(D) Base rental — non-related parties, Tenant reimbursements and other — non-related parties and Other operating expenses:

Adjustments to record the combined operating results of the acquired MOBs.

(E) Depreciation and amortization:

Consists of (amounts in thousands):

	Year ended December 31, 2010	Three-month period ended March 31, 2011
Buildings and improvements(1)	$671	$168
Intangible assets acquired(2)	648	162

Total incremental depreciation and amortization expense	$1,319	$330

(1)	Depreciation expense on the acquired real property based upon preliminary fair value estimates. The acquired property will be depreciated over an average useful life of 35 years.
(2)	Amortization expense on the acquired in-place lease intangibles based upon preliminary fair value estimates which will be amortized over the remaining weighted average lease terms of approximately 6.4 years.

The purchase price allocations for the real property and identifiable assets are preliminary and were made only for the purpose of presenting the pro forma financial information. In accordance with the FASB issue standards related to business combinations, we will finalize the analysis of the fair value of the assets acquired and liabilities assumed resulting from the acquisition of the two MOBs for the purpose of allocating the purchase price. It is possible that the final valuation of real property and intangible assets could differ materially from our estimates.

(F) Advisory fees to Universal Health Services, Inc. (“UHS”):

Adjustment to record the advisory fee due to UHS, calculated at 0.65% of the real estate assets of the acquired MOBs, pursuant to the advisory agreement between UHT and a wholly-owned subsidiary of UHS.

(G) Interest expense:

In connection with the acquisition of the MOBs, the $26.3 million of cash required to fund the acquisition was generated utilizing borrowings made pursuant to our previously-existing $100 million revolving credit agreement (“Old Revolver”) which was scheduled to mature in January, 2012. On July 25, 2011, we terminated the Old Revolver and replaced it with a new $150 million revolving credit facility which matures in July, 2015 (“New Revolver”). The interest expense adjustments included in the unaudited pro forma condensed consolidated statements of income were calculated utilizing the average borrowing rates in effect during the applicable periods pursuant to the terms of the Old Revolver. The adjustments reflect interest expense on the $26.3 million of additional borrowings utilized to finance the acquisition of the MOBs at an average rate of 0.9% for the three months ended March 31, 2011 and 0.9% for the year ended December 31, 2010. For each 1/8% deviation in the interest rate on our revolving credit agreement, interest expense would increase or decrease, as applicable, by $8,000 for the three months ended March 31, 2011 and $33,000 for the year ended December 31, 2010. The interest expense reflected on the pro forma consolidated statements of income for the three months ended March 31, 2011 and the year ended December 31, 2010 is lower than the comparable interest expense as calculated pursuant to the terms of the New Revolver since, as compared to the terms of the Old Revolver, the margins over the applicable underlying rates have increased.